UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 7, 2009
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURE

Item 7.01. Regulation FD Disclosure.
     Alon USA Energy, Inc. (the “Company”) has provided certain unaudited monthly financial and related information (the “Financial Information”) with respect to Alon Refining Krotz Springs, Inc. (“Krotz Springs”), an indirect subsidiary of the Company, to the lenders under the Term Loan Agreement (the “Term Loan”) by and among Krotz Springs, Alon Refining Louisiana, Inc., the direct parent of Krotz Springs, Wells Fargo Bank, N.A., as Administrative and Collateral Agent, and a group of financial institutions. The Financial Information was provided to such lenders pursuant to obligations under the Term Loan.
     The Financial Information includes unaudited financial information for the two and eight months ended August 31, 2009, prepared in the ordinary course of business and not with a view for publication. The Financial Information has not been reviewed by the Company’s independent accountants, does not include any related notes thereto, is subject to quarter-end and year-end adjustments and is not necessarily indicative of results that may be obtained for the quarter ended September 30, 2009 or the year ended December 31, 2009.
     The Financial Information is summarized below (dollars in thousands).

For the two
months
ended
August 31,
2009
Statement of Operations and other Data:
EBITDA (1)	$1,019
Depreciation and amortization expenses	(3,933)
Interest expense	(7,177)
Income tax benefit	3,985

Net loss	$(6,106)

As of
August 31,
2009
Balance Sheet Data:
Cash and cash equivalents	$9
Property, plant and equipment, net	360,743
Total assets	489,516
Total debt (2)	170,341
Total equity	124,237
The unaudited balance sheet as of August 31, 2009 included an accrued liability of $10,106 related to a crude exchange.
Revolving Credit Facility: As of September 25, 2009, the borrowing base under Krotz Springs’ revolving credit facility was $201,453.

1

For the eight
months
ended
August 31,
2009
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$233,617
Investing activities	(23,867)
Financing activities	(209,741)

(1)	EBITDA, as used herein, represents net loss before (i) benefit for income taxes, (ii) interest expense and (iii) depreciation and amortization expenses. The Company has provided information concerning EBITDA to the lenders under the Term Loan and included such information herein because it believes that such information is used by certain investors as one measure of a company’s performance. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or more meaningful than, net income, operating income or any other performance measure derived in accordance with GAAP, or as an alternative to, or more meaningful than, cash flows from operating activities or any other liquidity measure derived in accordance with GAAP. EBITDA is presented to enhance the understanding of Krotz Springs’ financial performance. Although EBITDA is not necessarily a measure of Krotz Springs’ ability to fund its cash needs, the Company understands that EBITDA is used by certain investors as a measure of financial performance and to compare Krotz Springs’ performance with the performance of other companies that report EBITDA. EBITDA is not a measurement determined in accordance with GAAP, is unaudited and should not be considered an alternative to, or more meaningful than, net income or operating income, as indicators of Krotz Springs’ financial performance, or cash flows from operating activities, as measures of liquidity, or any other measure determined in accordance with GAAP. This definition of EBITDA may not be the same as that of similarly named measures used by other companies and differs from similar measures used in the Term Loan and Krotz Springs’ other debt agreements.
The following table sets forth, for the two months ended August 31, 2009, a reconciliation of net loss to EBITDA:

For the two
months
ended
August 31,
2009
Net loss	$(6,106)
Income tax benefit	(3,985)
Interest expense	7,177
Depreciation and amortization expenses	3,933

EBITDA	$1,019

(2)	Total debt as of September 30, 2009 was $169,222.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Harlin R. Dean
Harlin R. Dean
Senior Vice President, General Counsel and Secretary

Date: October 7, 2009